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                                                                    Exhibit 21.1


                               NEWPORT CORPORATION

                                 Subsidiary List


                       Company Name                                      Jurisdiction
--------------------------------------------------------------------  ------------------
Domestic Subsidiaries:

     Automation Unlimited, Inc. (indirect)                               Massachusetts

     Design Technology Corporation                                       Massachusetts
     (d/b/a Newport Automation and Systems Integration Group)

     GKS Inspection Services, Inc.                                          Michigan

     Kensington Laboratories, Inc.                                         California

     Newport Domestic International Sales Corporation (inactive)           California

     Newport European Distribution Company                                 California

     Newport Finance Company I, LLC                                         Delaware

     Newport Finance Company II, LLC                                        Delaware

     Newport Government Systems, Inc. (inactive)                           California

     Micro Robotics Systems, Inc.                                           Delaware

     Newport Precision Optics Corporation                                   New York

     Unique Equipment Co.                                                   Arizona
     (d/b/a Newport Advanced Automation Systems Group)

Foreign Subsidiaries:

     CE Johansson AB                                                          Sweden

     CEJ Teknik AB (indirect)                                                 Sweden

     CE Johansson GmbH (indirect)                                            Germany

     CE Johansson Ltd. (indirect)                                         United Kingdom

     CE Johansson S.r.l. (indirect)                                           Italy

     CE Johansson S. A. (indirect)                                            France

     MC Holding S.A.                                                          France

     Micro-Controle Benelux S.A. (inactive)                                  Belgium

     Micro Controle Finance Holding 1 (indirect)                              France

     Micro Controle Finance Holding 2 (indirect)                              France

     Micro-Controle Holdings Ltd. (inactive)                              United Kingdom

     Micro-Controle Italia S.r.l.                                             Italy

     Micro-Controle Ltd. (indirect; inactive)                             United Kingdom

     Micro-Controle S.A. (indirect)                                           France

     Micro-Controle UK Ltd. (indirect; inactive)                          United Kingdom

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


                       Company Name                                      Jurisdiction
--------------------------------------------------------------------  ------------------
     MRSI (Europe), B.V. (indirect)                                        Netherlands

     Newport B.V.                                                          Netherlands

     Newport Corporation (Barbados) SRL                                      Barbados

     Newport Foreign Sales Corporation                                       Barbados

     Newport GmbH                                                            Germany

     Newport Instruments AG                                                Switzerland

     Newport Instruments Canada Corporation                                   Canada

     Newport Ltd.                                                         United Kingdom

     Newport Opto-Electronics Technologies (indirect)                         China